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                  [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

                                                                     EXHIBIT 5.1

                                January 28, 1997



Dollar Financial Group, Inc.
1436 Lancaster Avenue, Suite 210
Berwyn, PA 19312

Ladies and Gentlemen:

        We have acted as counsel to Dollar Financial Group, Inc., a New York corporation (the "Company"), DFG Warehousing Co., Inc., Dollar Insurance Administration Corp., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc. and Monetary Management Corporation of Pennsylvania, Inc., each a Delaware corporation (collectively, the "Delaware Guarantors"), Monetary Management of New York, Inc., a New York corporation ("MMNY"), Check Mart of Texas, Inc., a Texas corporation ("CMT"), Monetary Management of California, Inc. and Pacific Ring Enterprises, Inc., each a California corporation (together, the "California Guarantors"), and as special New York counsel to those domestic subsidiaries of the Company listed on
Schedule I hereto (collectively, the "Other Guarantors"; the Delaware Guarantors, MMNY, CMT, the California Guarantors and the Other Guarantors are collectively referred to herein as the "Guarantors") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-4, File No. 333-18221 (as amended, the "Registration Statement"), of the Company and the Guarantors for registration under the Securities Act of 1933, as amended, of $110,000,000 aggregate principal amount of the Company's 10 7/8% Series A Senior Notes Due 2006 (the "New Notes") and the Guarantors' guaranties in connection therewith (the "Guaranties"), each issuable in connection with the exchange offer of New Notes for the Company's 10 7/8% Senior Notes Due 2006 (the "Old Notes").
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Dollar Financial Group, Inc.
January 28, 1997
Page 2


        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, dated as of November 15, 1996 (the "Indenture"), among the Company, the Guarantors and Fleet National Bank, as trustee (the "Trustee"), pursuant to which the New Notes will be issued, the form of the New Notes included as
Exhibit 4.2 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and Representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

        In rendering these opinions, we have assumed that (i) each of the Other Guarantors is duly organized and validly existing in its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; (ii) the execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action on the part of each of the Other Guarantors; (iii) each of the Other Guarantors has duly executed and delivered the Indenture; (iv) the execution, delivery and performance of the Guaranties by the Other Guarantors have been duly authorized by all necessary corporate action on the part of each of the Other Guarantors and (v) each of the Other Guarantors has duly executed and delivered the Guaranties.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
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Dollar Financial Group, Inc.
January 28, 1997
Page 3


        1. The New Notes have been duly authorized by the Company and, when executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting Creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        2. (a) The Guaranties of the Delaware Guarantors, MMNY, CMT and the California Guarantors have been duly authorized by each of the Delaware Guarantors, MMNY, CMT and the California Guarantors and, when executed and delivered by each of the Delaware Guarantors, MMNY, CMT and the California Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Delaware Guarantors, MMNY, CMT and the California Guarantors, enforceable against each entity in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        (b) When executed and delivered by each Other Guarantor in accordance with the provisions of the Indenture and as contemplated by the Registration Statement, the Guaranties of the Other Guarantors will constitute valid and binding obligations of the Other Guarantors enforceable against each Other Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting Creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)
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Dollar Financial Group, Inc.
January 28, 1997
Page 4


        The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the States of Delaware, California and Texas and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        The opinions expressed herein are rendered solely in connection with the transactions described herein. This letter or any copies hereof may not be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                       Very truly yours,


                                       /s/ Weil, Gotshal & Manges LLP
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                                   Schedule I
                                   ----------


Guarantor                                                State of Incorporation
---------                                                ---------------------


Albuquerque Investments, Inc.                            New Mexico

Check Mart of New Mexico, Inc.                           New Mexico

Any Kind Check Cashing Centers, Inc.                     Arizona

L.M.S.  Development Corporation                          Arizona

U.S. Check Exchange
  Limited Partnership                                    Arizona

Check Mart of Louisiana, Inc.                            Louisiana

Check Mart of New Jersey, Inc.                           New Jersey

Check Mart of Pennsylvania, Inc.                         Pennsylvania

Dollar Financial Insurance Corp.                         Pennsylvania

Financial Exchange Company of
  Pennsylvania, Inc.                                     Pennsylvania

Monetary Management Corp.                                Pennsylvania

QTV Holdings, Inc.                                       Pennsylvania

Check Mart of Utah, Inc.                                 Utah

Check Mart of Washington, Inc.                           Washington

Check Mart of Washington, D.C., Inc.                     District of Columbia

Check Mart of Wisconsin, Inc.                            Wisconsin

Financial Exchange Company of Michigan, Inc.             Michigan

Financial Exchange Company of Ohio, Inc.                 Ohio

Monetary Management of Maryland, Inc.                    Maryland